UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2008 (April 25, 2008)

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CHALLENGER POWERBOATS, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-30914	88-0394012
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

300 Westlink Dr., Washington, MO   63090

(Address of Principal Executive Office) (Zip Code)

(636) 390-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03

BANKRUPTCY OR RECEIVERSHIP

On April 25, 2008, Challenger Powerboats, Inc. (“Challenger”), and its wholly-owned subsidiaries, IMAR Group, LLC (“IMAR”) and Marine Holdings, Inc. (“Marine”, together with IMAR and Challenger, the “Company”), each filed voluntary petitions for relief under of the Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Missouri, case numbers 08-42946-705, 08-42948-705 and 08-42950-705, respectively.  Judge Rendlen has been assigned to the cases and the date jurisdiction was assumed is April 25, 2008. The bankruptcy trustee for all three entities is E. Rebecca Case and the date of her appointment is April 25, 2008.

In connection with the filings, the Company has ceased all business activity and operations. The Company believes that its assets will be insufficient to satisfy the claims of all creditors and it is unlikely that the Company's shareholders will be eligible to participate in any distributions of the Company's assets as a result of the Bankruptcy. Upon liquidation, the Company will cease operations and wind up its business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHALLENGER POWERBOATS, INC.

Date: April 28, 2008	By:	/s/ Laurie A. Phillips
Laurie A. Phillips Chief Executive Officer